News Release
5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311  Fax:  (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:  Kevin T. Timmons
 Vice President/Treasurer
 (518) 381-3607

FOR IMMEDIATE RELEASE:

TrustCo Announces 2007 Results

Glenville, New York – January 15, 2008

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced net income for 2007 was $39.5 million, equal to diluted earnings per share of $0.525 in 2007, as compared to net income of $45.3 million and diluted earnings per share of $0.603 in 2006.  Return on average equity and return on average assets were 17.19% and 1.20%, respectively, for the full year 2007, and 18.71% and 1.52% for 2006.  Making the earnings announcement was Robert J. McCormick, President and Chief Executive Officer.  Mr. McCormick noted, “2007 was an extremely difficult year for the banking industry with subprime lending issues and loosened credit standards causing significant problems for some banks.  TrustCo has never been involved in subprime lending, which has led to the widely reported problems in the banking and financial services industry.  I am proud that TrustCo’s long-term focus on traditional lending criteria has helped it avoid any direct impact from these problems and that the Company continues to post strong earnings results.  Though down from the prior year, our return on equity will be among the leaders in our industry.”

For the fourth quarter of 2007, net income was $8.4 million compared to $9.4 million for the comparable 2006 quarter.  Diluted earnings per share were $0.111 for the fourth quarter of 2007, compared to $0.125 for the same period in 2006.  Return on average equity and return on average assets were 14.56% and 1.00%, respectively for the fourth quarter of 2007 compared to 15.39% and 1.21% for the fourth quarter of 2006.

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In light of economic trends in the Bank’s service areas and the broader difficulties affecting the banking industry, TrustCo recorded a provision for loan losses of $2.5 million in the fourth quarter of 2007.  These actions result in an allowance for loan losses equal to 1.79% of total loans as of December 31, 2007 as compared to 1.82% as of September 30, 2007.

TrustCo continued to report impressive growth in both deposits and loans.  For the quarter ended December 31, 2007, average deposits were up $276.3 million, an increase of 11.2% compared to the fourth quarter of 2006.  Average loans showed similar results, rising $189.7 million or 11.0% compared to the same period in 2006.  For the full year, average deposits were up 13.0% in 2007 while average loans were up 15.0%.  Much of the growth can be attributed to the Company’s branch expansion initiative.  During the fourth quarter of 2007, TrustCo opened two offices to bring the total to 107.  A total of 16 offices were opened during 2007.  Current plans call for the expansion program to continue into 2008 with new branches planned in the markets currently served.  Mr. McCormick noted that, “We are pleased with the early results of our expansion program but are mindful that achieving our profit goals will take time and continued hard work.”

The strong growth of deposits and loans during 2007 helped to significantly offset the impact of a decline in the Company’s net interest margin, brought about by the inverted yield curve.  The net interest margin was 3.10% in 2007, compared to 3.50% in 2006.  Net income was also impacted by the previously noted loan loss provision of $2.5 million for both the fourth quarter and the full year 2007, compared to a zero provision in the fourth quarter of 2006 and a credit to the provision for loan losses of $3.6 million for full year 2006.

Nonperforming loans continue at low levels and reserve coverage of those loans remains strong.  At year-end 2007, nonperforming loans were equal to 0.66% of total loans, while the allowance for loan losses was 2.7 times nonperforming loans.  These figures compare favorably to current industry levels.

TrustCo Bank Corp is a $3.4 billion bank holding company and through its subsidiary, Trustco Bank, operates 107 offices in New York, New Jersey, Vermont, Massachusetts, and Florida.

In addition, the Bank operates a full service Trust Department.  The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.

Except for the historical information contained herein, the matters discussed in this news release and other information contained in TrustCo’s Securities and Exchange Commission filings may express “forward-looking statements.”  Those “forward-looking statements” may involve risk and uncertainties, including statements containing future events or performance and assumptions and other statements of historical facts.

TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results, and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  (1) credit risk, (2) interest rate risk, (3) competition, (4) changes in the regulatory environment, (5) real estate and collateral values, and (6) changes in local market areas and general business and economic trends.  The foregoing list should not be construed as exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	12/31/07	09/30/07	12/31/06
Summary of operations
Net interest income (TE)	$24,932	25,314	24,257
Provision for loan losses	2,500	-	-
Net securities transactions	(12)	226	(332)
Net trading (losses) gains	(15)	305	-
Noninterest income	4,344	4,220	4,074
Noninterest expense	13,832	13,597	13,452
Net income	8,406	10,640	9,356

Per common share
Net income per share:
- Basic	$0.112	0.142	0.125
- Diluted	0.111	0.141	0.125
Cash dividends	0.160	0.160	0.160
Tangible Book value at period end	3.14	3.12	3.19
Market price at period end	9.92	10.93	11.12

At period end
Full time equivalent employees	670	649	554
Full service banking offices	107	105	91

Performance ratios
Return on average assets	1.00	1.26	1.21
Return on average equity (1)	14.56	18.45	15.39
Efficiency (2)	46.14	45.99	46.93
Net interest spread (TE)	2.63	2.66	2.84
Net interest margin (TE)	3.07	3.10	3.28
Dividend payout ratio	143.48	113.02	128.22

Capital ratios at period end (3)
Total equity to assets	6.82	6.93	7.67
Tier 1 risk adjusted capital	13.53	13.44	14.88
Total risk adjusted capital	14.79	14.7	16.14

Asset quality analysis at period end
Nonperforming loans to total loans	0.66	0.46	0.40
Nonperforming assets to total assets	0.39	0.27	0.23
Allowance for loan losses to total loans	1.79	1.82	2.02
Coverage ratio (4)	2.7	3.9	5.0

(1)	Average equity excludes the effect of accumulated other comprehensive income (loss).
(2)
Calculated as noninterest expense (excluding other real estate owned income/expense, specialized consulting and any one-time charges) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions, net trading gains and losses and one-time income items).

(3)	Capital ratios exclude the effect of accumulated other comprehensive income (loss).
(4)	Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.

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FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Twelve Months Ended
	12/31/07	12/31/06
Summary of operations
Net interest income (TE)	$99,504	101,370
Provision (credit) for loan losses	2,500	(3,575)
Net securities transactions	217	(596)
Net trading gains	891	-
Noninterest income	16,654	15,455
Noninterest expense	53,593	49,062
Net income	39,467	45,325

Per common share
Net income per share:
- Basic	$0.525	0.605
- Diluted	0.525	0.603
Cash dividends	0.640	0.640
Tangible Book value at period end	3.14	3.19
Market price at period end	9.92	11.12

Performance ratios
Return on average assets	1.20%	1.52
Return on average equity (1)	17.19	18.71
Efficiency (2)	45.45	42.03
Net interest spread (TE)	2.66	3.08
Net interest margin (TE)	3.10	3.50
Dividend payout ratio	121.79	105.70

(1)	Average equity excludes the effect of accumulated other comprehensive income (loss).
(2)
Calculated as noninterest expense (excluding other real estate owned income/expense, specialized consulting and any one-time charges) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions, net trading gains and losses and one-time income items).

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	12/31/07	12/31/06

ASSETS

Loans, net	$1,900,263	1,726,898

Trading securities	465,151	-
Securities available for sale	578,892	1,048,270
Held to maturity securities	15,000	-
Federal funds sold and other short-term investments	286,764	243,449

Total earning assets	3,246,070	3,018,617

Cash and due from banks	58,156	47,889
Bank premises and equipment, net	29,193	24,050
Other assets	44,132	70,631

Total assets	$3,377,551	3,161,187

LIABILITIES
Deposits:
Demand	$262,863	259,401
Interest-bearing checking	293,027	290,784
Savings accounts	609,064	662,310
Money market	341,790	310,719
Certificates of deposit (in denominations of $100,000 or more)	390,328	299,813
Other time deposits	1,123,226	976,356

Total deposits	3,020,298	2,799,383

Short-term borrowings	92,220	95,507
Long-term debt	29	59
Other liabilities	27,936	26,715

Total liabilities	3,140,483	2,921,664

SHAREHOLDERS' EQUITY	237,068	239,523

Total liabilities and shareholders' equity	$3,377,551	3,161,187

Number of common shares outstanding, in thousands	75,326	74,873

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	12/31/07	09/30/07	12/31/06

Interest income
Loans	$31,225	31,039	27,883
Investments	12,904	12,851	13,691
Federal funds sold and other short term investments	3,621	4,949	2,140

Total interest income	47,750	48,839	43,714

Interest expense
Deposits	22,776	23,342	19,264
Borrowings	798	942	981

Total interest expense	23,574	24,284	20,245

Net interest income	24,176	24,555	23,469

Provision for loan losses	2,500	-	-

Net interest income after provision for loan losses	21,676	24,555	23,469

Net securities transactions	(12)	226	(332)
Trading (losses) gains	(15)	305	-
Noninterest income	4,344	4,220	4,074
Noninterest expense	13,832	13,597	13,452

Income before income taxes	12,161	15,709	13,759
Income tax expense	3,755	5,069	4,403

Net income	$8,406	10,640	9,356

Net income per share:
- Basic	$0.112	0.142	0.125
- Diluted	$0.111	0.141	0.125

Avg equivalent shares outstanding, in thousands:
- Basic	75,326	75,166	74,941
- Diluted	75,416	75,267	75,139

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Twelve Months Ended
	12/31/07	12/31/06

Interest income
Loans	$120,461	104,400
Investments	50,092	55,895
Federal funds sold and other short term investments	18,865	8,912

Total interest income	189,418	169,207

Interest expense
Deposits	89,261	67,228
Borrowings	3,723	3,712

Total interest expense	92,984	70,940

Net interest income	96,434	98,267

Provision (credit) for loan losses	2,500	(3,575)

Net interest income after provision (credit) for loan losses	93,934	101,842

Net securities transactions	217	(596)
Trading gains	891	-
Noninterest income	16,654	15,455
Noninterest expense	53,593	49,062

Income before income taxes	58,103	67,639
Income tax expense	18,636	22,314

Net income	$39,467	45,325

Net income per share:
- Basic	$0.525	0.605
- Diluted	$0.525	0.603

Avg equivalent shares outstanding, in thousands:
- Basic	75,122	74,904
- Diluted	75,202	75,149

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